                                                            Exhibit 10.(i)(L)(4)

                     WAIVER AND RESCISSION OF ACCELERATION



                                 July 15, 1997


The Bank of New York
One Wall Street
New York, New York 10286
Attn:  Mark Slane

The Bank of Nova Scotia
Suite 2700
600 Peachtree NE
Atlanta, GA 30308
Attn:  Norman Gillespie

Gentlemen:

     We refer to the Credit Agreement dated as of September 27, 1996, as amended and restated as of October 21, 1996 and as further amended or modified as of December 23, 1996 and March 27,1997 among Signature Financial/Marketing, Inc. ("Borrower"), various banks (the "Banks"), The Bank of New York as Documentation Agent, and The Bank of Nova Scotia as Administrative Agent (herein as heretofore amended or modified, called the "Credit Agreement"). Terms used but not otherwise defined herein, are used herein as defined in the Credit Agreement.

     This is to advise you that the following Events of Default have occurred (collectively, the "Specified Defaults"):

          (i) an Event of Default has occurred under Sections 8.1(f) and 8.1(n) of the Credit Agreement by virtue of MW's noncompliance on June 28, 1997 with the provisions of Sections 11.3, 11.4 and 11.20 of the MW Credit Agreement (the "Covenant Noncompliance"),

          (ii) an Event of Default has occurred under Sections 8.1(f), 8.1(g) and 8.1(n) of the Credit Agreement by virtue of MW's commencement of an Insolvency Proceeding on July 7, 1997 (the "MW Insolvency Proceeding"),

          (iii) additional Events of Default have occurred under Sections 8.1(a), 8.1(f) and 8.1(n) of the Credit Agreement by virtue of the failure of MW, the Borrower and the Guarantors to make payments on Indebtedness

July 15, 1997
Page 2

     and/or Contingent Obligations and/or Designated Leases, including (x) the failure of the Borrower to repay the Loans which automatically became due as a result of the MW Insolvency Proceeding, (y) the failure of MW and/or its Subsidiaries (other than the Borrower) to make payments on or after June 25, 1997 with respect to principal, interest, fees, rent, reimbursement obligations or purchase option obligations, and (z) the failure of MW, Lechmere, Inc., Borrower and Guarantors to make payments on Indebtedness or Contingent Obligations (including Swap Contracts) or Designated Leases which automatically became due as a result of the MW Insolvency Proceeding (the "Payment Defaults"), and

          (iv) an Event of Default has occurred under Section 8.1(m) of the Credit Agreement by virtue of the Guarantors' failure to make payments of Obligations which became due as a result of the MW Insolvency Proceeding (the "Guarantor Default").

This is further to advise you that on July 7, 1997 the unpaid principal amount of all Loans and all interest and other amounts under the Credit Agreement automatically became due and payable pursuant to Section 8.2 of the Credit Agreement by virtue of the commencement of the MW Insolvency Proceeding (the "Acceleration").

     We hereby request that you (i) waive the Specified Defaults and (ii) rescind the Acceleration, it being understood that (a) such waiver is limited to the extent that the Specified Defaults occurred solely by reason of a Covenant Noncompliance, the MW Insolvency Proceeding, a Payment Default or a Guarantor Default, (b) August 29, 1997 is hereby reinstated as the Maturity Date with the same effect as if the Acceleration had not occurred, and (c) the waiver and rescission requested herein is limited precisely to its terms and shall not constitute an amendment, modification or waiver generally or for any other purpose.

     We hereby represent and warrant to the Agents and the Banks that (i) no Default or Event of Default exists other than the Specified Defaults, and (ii) no Default or Event of Default will exist after this letter agreement shall become effective.

     We agree to pay all fees and expenses of McDermott, Will & Emery as counsel to the Documentation Agent and the Administrative Agent in connection with the preparation, execution and delivery of this letter agreement.

July 15, 1997
Page 3


     This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together will constitute one document. This letter agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     This letter agreement shall become effective upon satisfaction of each of the following conditions precedent: (i) acceptance by the Banks of the terms hereof as evidenced by the execution hereof by the Banks in the space provided for below, (ii) execution by the Guarantors (other than MW) of the Reaffirmation of Guaranty attached hereto, and (iii) the entry of an order by the United States Bankruptcy Court, District of Delaware, In Re Montgomery Ward Holding Corp., a Delaware Corporation, et. al., Case No. 97-1409(PJW) substantially in the form attached hereto.

     We hereby reaffirm all of our obligations under the Credit Agreement, as modified hereby.


                                         Very truly yours,



                                         SIGNATURE FINANCIAL/MARKETING, INC.


                                         By: /s/ Alan F. Portelli
                                            --------------------------------
                                         Name:  Alan F. Portelli

July 15, 1997
Page 4


Acknowledged and Accepted this
15th day of July, 1997:

THE BANK OF NEW YORK, in its individual capacity and in its capacity as Documentation Agent

By:   /s/ Mark R. Slane
    -----------------------
Name:     Mark R. Slane




THE BANK OF NOVA SCOTIA, in its
individual capacity and in its
capacity as Administrative Agent


By: /s/ D. N. Gillespie
   ---------------------
Name:   D. N. Gillespie

July 15, 1997
Page 5


REAFFIRMATION OF GUARANTY

Each Guarantor hereby confirms and agrees that (i) its Guaranty dated as of September 27, 1996, as heretofore reaffirmed from time to time, is, and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects, as applied to the Credit Agreement as modified above; (ii) to the extent the liability of any Guarantor under its Guaranty is limited by applicable law, such Guarantor shall be nonetheless liable under its Guaranty to the maximum extent permitted by applicable law, and (iii) to the extent that a Guarantor shall have paid more than its proportionate share of any payment made under its Guaranty, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor which has not paid its proportionate share of such payment (it being understood that (a) such Guarantor's right of contribution shall be subordinated to the obligations of such Guarantor to the Banks and shall not be paid until all of the Obligations under the Credit Agreement have been indefeasibly paid in full, and (b) the provisions of this clause (iii) shall in no respect limit the obligations and liabilities of any Guarantor to the Banks, and each Guarantor shall remain liable to the Banks for the full amount guaranteed by such Guarantor under its Guaranty).

CREDIT CARD SENTINEL, INC
ISS AGENCY, INC.
MONTGOMERY WARD CLUBS, INC.
MONTGOMERY WARD ENTERPRISES, INC.
SIGNATURECARD, INC.
MONTGOMERY WARD FINANCIAL
CENTER, INC.
MONTGOMERY WARD AGENCY, INC.
NATIONAL DENTAL SERVICE, INC.
SIGNATURE DIRECT, INC.
SIGNATURE INVESTMENT ADVISORS,
INC.
AMOCO MOTOR CLUB, INC.


By: /s/ Alan F. Portelli
    -----------------------
Name: Alan F. Portelli